Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
OraSure Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock, par value $0.000001 per share (3)	457(o)	—	—	—	—	—

	Equity	Preferred Stock (4)	457(o)	—	—	—	—	—

	Debt	Debt Securities (5)	457(o)	—	—	—	—	—

	Equity	Warrants (6)	457(o)	—	—	—	—	—

	Equity	Subscription Rights (7)	457(o)	—	—	—	—	—
	Equity	Units (8)	457(o)	—	—	—	—	—

	Unallocated (Universal) Shelf	(1)	457(o)	—	—	$300,000,000	0.00015310	$45,930
Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—		—	—	—	—

	Total Offering Amounts				$300,000,000	$45,930

	Total Fees Previously Paid					—

	Total Fee Offsets					$3,715.44 (9)

	Net Fee Due					$42,214.56

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type (10)	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	OraSure Technologies, Inc.	S-3	333-262633	February 10, 2022		$3,715.44	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$300,000,000
Fee Offset Sources	OraSure Technologies, Inc	S-3	333-262633		February 10, 2022						$3,715.44

(1)The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(6)Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)Subscription rights will be issued under a subscription agreement and will represent rights to purchase securities registered pursuant to this registration statement. Because the subscription rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(9)The Registrant previously registered securities having an aggregate offering price up to $300,000,000 on a Registration Statement on Form S-3 (File No. 333-262633), filed with the Securities and Exchange Commission on February 10, 2022 and declared effective on May 20, 2022 (the “2022 Registration Statement”). The 2022 Registration Statement included a base prospectus registering (a) common stock, (b) preferred stock, (c) warrants to purchase common stock, preferred stock, debt securities or units (d) rights to purchase common stock, preferred stock, debt securities or units, (e) debt securities or (f) units consisting of any of the foregoing securities (the “Shelf Securities”) for a maximum aggregate offering price of $300,000,000. In connection with the filing of the 2022 Registration Statement, the Company owed a total fee of $27,810 and made a contemporaneous fee payment in the amount of $3,715.44 based on the fee rate then in effect and carried forward $24,094.56 from a Registration Statement on Form S-3 (File No. 333- 228877), filed with the Securities and Exchange Commission on December 18, 2018 and declared effective on February 13, 2019 (the “2019 Registration Statement”). Upon expiration of the 2022 Registration Statement, all of the Shelf Securities remained unsold.

Pursuant to Rule 457(p), the Registrant is offsetting $3,715.44 of the fees associated with this current registration statement from the filing fee previously paid in connection with the 2021 Registration Statement.

The Registrant hereby confirms that the 2022 Registration Statement and the 2019 Registration Statement have expired and that all offerings thereunder have terminated.